UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 5, 2004

CORPORATE OFFICE PROPERTIES TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-14023	23-2947217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of Principal Executive Offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Item 12.                                                    Results of Operations and Financial Condition

On May 5, 2004, the Registrant issued a press release relating to its financial results for the year and quarter ended March 31, 2004.  A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

The information included herein, including the exhibits, shall not be deemed “filed” for any purpose, including the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or subject to liabilities of that Section.  The information included herein, including the exhibits, shall also not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

The Registrant uses non-GAAP financial measures in its earnings press release furnished to the Securities and Exchange Commission.  The Registrant believes that these measures are helpful to investors in measuring its performance and comparing such performance to other real estate investment trusts (“REITs”).  Descriptions of these measures are set forth below.

Funds from Operations (“FFO”)

FFO is defined as net income computed using GAAP, excluding gains (or losses) from sales of real estate, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; the Registrant believes that inclusion of these development gains is in accordance with the NAREIT definition of FFO, although others may interpret the definition differently.  Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time.  The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”  As a result, the concept of FFO was created by NAREIT for the REIT industry to “address this problem.”  The Registrant agrees with the concept of FFO and believes that FFO is useful to investors as a supplemental measure of operating performance.  In addition, since most equity REITs provide FFO information to the investment community, the Registrant believes that FFO is useful to investors as a supplemental measure for comparing its results to those of other equity REITs, although the FFO the Registrant presents may not be comparable to the FFO presented by other REITs since they may interpret the current NAREIT definition of FFO differently or they may not use the current NAREIT definition of FFO.  The Registrant believes that net income is the most directly comparable GAAP measure to FFO.

Basic Funds from Operations (“Basic FFO”)

Basic FFO is FFO adjusted to (1) subtract preferred share dividends and (2) add back GAAP net income allocated to common units in the Operating Partnership not owned by the Registrant.  With these adjustments, Basic FFO represents FFO available to common shareholders and common unitholders.  Common units in the Operating Partnership are substantially similar to common shares of beneficial interest in the Registrant (“common shares”); common units in the Operating Partnership are also exchangeable into common shares, subject to certain conditions.  The Registrant believes that Basic FFO is useful to investors due to the close correlation of common units to common shares.  The Registrant believes that net income is the most directly comparable GAAP measure to Basic FFO.

Diluted Funds from Operations (“Diluted FFO”)

Diluted FFO is Basic FFO adjusted to add back any convertible preferred share dividends and any other changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  However, the computation of Diluted FFO does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  The Registrant believes that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, a supplementary measure used by most equity REITs.  In addition, since most equity REITs provide Diluted FFO information to the investment community, the Registrant believes Diluted FFO is a useful supplemental measure for comparing the Registrant to other equity REITs.  The Registrant believes that the numerator to diluted earnings per share is the most directly comparable GAAP measure to Diluted FFO.

Diluted Adjusted Funds from Operations (“Diluted AFFO”)

Diluted AFFO is Diluted FFO adjusted to eliminate the effect of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of the value assigned to in-place operating leases of acquired properties in connection with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”)) and recurring capital expenditures (most capitalized fixed asset expenditures and leasing costs incurred for operating real estate properties).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Under SFAS 141, when a property is acquired, in-place operating leases carrying rents above or below market are valued as of the date of the acquisition; such value is then amortized into rental revenue over the lives of the related leases.  The Registrant believes that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides investors with an indication of its ability to incur and service debt and to fund dividends and other cash needs.  In addition, since most equity REITs provide Diluted AFFO information to the investment community, the Registrant believes Diluted AFFO is a useful supplemental measure for comparing the Registrant to other equity REITs.  The Registrant believes that the numerator to diluted earnings per share is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO Excluding SFAS 141

Diluted FFO excluding SFAS 141 is Diluted FFO adjusted to eliminate the amortization of the value assigned to in-place operating leases of acquired properties in connection with SFAS 141.  The Registrant believes that Diluted FFO excluding SFAS 141 is useful to investors in further understanding its Diluted FFO since the amortization to revenue recorded in connection with SFAS 141 does not have a cash component.

Payout-FFO Diluted and Payout-AFFO Diluted

Payout-FFO Diluted and Payout-AFFO Diluted are defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Registrant divided by (2) either Diluted FFO or Diluted AFFO.  The Registrant believes that these ratios are useful to investors as supplemental measures of its ability to make distributions to investors.  In addition, since most equity REITs provide these ratios, the Registrant believes they are useful supplemental measures for comparing the Registrant to other equity REITs.  The Registrant believes that Earnings Payout Ratio is the most comparable GAAP measure.  Earnings Payout Ratio is defined as dividends on common shares divided by net income available to common shareholders.

Total Debt to Undepreciated Book Value of Real Estate Assets

Total Debt to Undepreciated Book Value of Real Estate Assets is defined as mortgage loans payable divided by net investment in real estate presented on the Registrant’s balance sheet excluding the effect of accumulated depreciation incurred to date on such real estate and including net intangible assets on real estate acquisitions.  The Registrant believes that the measure of Total Debt to Undepreciated Book Value of Real Estate Assets is useful to investors as a supplemental measure of its borrowing levels.  In addition, since most equity REITs provide this information, the Registrant believes that Total Debt to Undepreciated Book Value of Real Estate Assets is a useful supplemental measure for comparing the Registrant to other equity REITs.  The Registrant believes that the measure of Debt to Total Assets, defined as mortgage loans payable divided by total assets, is the most comparable GAAP measure.

Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, income taxes, gain on sales of real estate (excluding sales of non-operating properties and development services provided on operating properties), minority interests and preferred share dividends.  The Registrant believes that EBITDA is an important measure of performance for a REIT because it provides a further tool to evaluate the Registrant’s ability to incur and service debt and to fund dividends and other cash needs that supplements the previously described non-GAAP measures.  The Registrant believes that net income is the most directly comparable GAAP measure to EBITDA.

EBITDA Interest Coverage Ratio

EBITDA interest coverage ratio divides EBITDA by interest expense on continuing and discontinued operations.  The Registrant believes that EBITDA interest coverage ratio is an important measure of performance for a REIT because it provides a further tool to evaluate the Registrant’s ability to incur and service debt and to fund dividends and other cash needs that supplements the previously described non-GAAP measures.

EBITDA Fixed Charge Ratio

EBITDA fixed charge ratio divides EBITDA by the sum of (1) interest expense on continuing and discontinued operations, (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by the Registrant.  The Registrant believes that EBITDA fixed charge ratio is an important measure of performance for a REIT because it provides a further tool to evaluate the Registrant’s ability to incur and service debt and to fund dividends and other cash needs that supplements the previously described non-GAAP measures.

Combined Net Operating Income (“NOI”)

NOI is total rental revenue reduced by total property expenses associated with real estate operations, including discontinued operations.  Total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  The Registrant believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations, rather than factoring in depreciation and amortization, financing and general and administrative expenses; this measure is particularly useful in the opinion of the Registrant in evaluating the performance of geographic segments, same-property groupings and individual properties.  The Registrant believes that net income is the most directly comparable GAAP measure to NOI.

Cash Net Operating Income (“Cash NOI”)

Cash NOI is NOI adjusted to eliminate the effects of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of value assigned to in-place operating leases of acquired properties in connection with SFAS 141).  The Registrant believes that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for revenue that is not associated with cash to the Registrant.  As is the case with NOI, the measure is useful in the opinion of the Registrant in evaluating and comparing the performance of geographic segments, same-property groupings and individual properties, although, since it adjusts for noncash items, it provides investors with a further indication of the Registrant’s ability to incur and service debt and to fund dividends and other cash needs.  The Registrant believes that net income is the most directly comparable GAAP measure to Cash NOI.

Recurring Capital Improvements

Recurring capital improvements are defined as capital improvements, tenant improvements and leasing costs associated with operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  The Registrant believes that recurring capital improvements is an important measure of performance for a REIT because it provides a measure of the capital improvements that the Registrant can expect to incur on an ongoing basis, which is significant to how the Registrant manages the business since these improvements are funded using cash flow from operations.  As a result, the measure provides a further indication of the cash flow from operations that were available to fund other uses.  The Registrant believes that tenant improvements, capital improvements and leasing costs associated with operating properties are the most directly comparable GAAP measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2004

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Operating Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Chief Financial Officer